LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") is executed as of December 22, 2009, by and between FIFTH THIRD BANK, an Ohio banking corporation (hereinafter referred to as "Lender"), with an address of 8000 Maryland Avenue, Suite 1400, St. Louis, Missouri 63105, and EDJ LEASING CO., L.P., a Missouri limited partnership (hereinafter referred to as "Borrower") with an address of 12555 Manchester Road, St. Louis, Missouri 63131.

Recitals

The following recitals are a material part of this Agreement:

A. Borrower is the leasehold owner of certain property and improvements consisting of a six-story office building and adjacent parking garage located at 150 and 170 Edward Jones Boulevard in St. Louis, Missouri, as legally described on Exhibit A attached hereto (the "Property").

B. Borrower has applied to Lender for a loan in the amount of $36,400,000.00 (the "Loan") for the purpose of refinancing building costs incurred by Borrower for the construction of improvements on the Property.

C. Lender has agreed to make the Loan (as hereinafter defined) to Borrower upon and subject to all of the terms, covenants and agreements of this Agreement.

Contractual Provisions

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS.

1.1 General Definitions. All terms as used in this Agreement shall, unless otherwise defined in the body of this Agreement, have the following meanings:

Adverse Bank Action shall mean, with respect to Lender or a Participant Bank, an FDIC take-over or receivership, or a binding "cease and desist" or similar regulatory action or order taken against Lender or a Participant Bank.

Assignment of Contracts shall mean the Assignment of Licenses, Certificates, Contracts and Ancillary Documents executed by Borrower and EDJ in favor of Lender of even date herewith, and all amendments, modifications, replacements and restatements thereof.

Assignment of Rents and Leases shall mean the Assignment of Rents and Leases of even date herewith given by Borrower and EDJ to Lender, together with all amendments, modifications, replacements and restatements thereof.

Borrower shall have the meaning set forth in the opening paragraph of this Agreement.

Business Day shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in St. Louis, Missouri.

Collateral shall mean the Property, the Improvements, and any and all other property or rights in which a security interest, collateral assignment, or other lien has been granted to or for the benefit of the Lender to secure the Loan pursuant to any of the Loan Documents.

County means the County of St. Louis, Missouri.

County Bond Assignment means, collectively, the Bond Pledge Agreements of even date herewith between Borrower and Lender, and between EDJ and Lender, and all amendments, modifications, replacements and restatements thereof.

County Bond Documents means all agreements, documents and instruments relating to the issuance by County under Chapter 100 of the Missouri Revised Statutes of up to $51,665,000 of taxable industrial revenue bonds (Series 2008A-1) and up to $22,593,000 of taxable industrial revenue bonds (Series 2008B-1) relating to the Property, as the same may be amended, modified, renewed or restated, including without limitation, the County Bond Indenture, the County Deed of Trust, the County Developer Bond, the County Lease, and opinions of counsel provided in connection with the bond issuance.

County Bond Indenture means, collectively, (i) that certain Amended and Restated Trust Indenture dated December 4, 2009 between the County, as issuer, and the County Bond Trustee, as trustee, relating to the Edward Jones Maryland Heights Project – Phase I Project Site and Phase I Project Improvements, Series 2008A-1, as the same may be amended, modified, renewed or restated from time to time, and (ii) that certain Amended and Restated Trust Indenture dated December 4, 2009 between the County, as issuer, and the County Bond Trustee, as trustee, relating to the Edward Jones Maryland Heights Project – Phase I Tenant Improvements, Series 2008B-1, as the same may be amended, modified, renewed or restated from time to time.

County Bond Trustee shall mean Commerce Bank, N.A., and any successor thereto as trustee under the County Bond Documents.

County Deed of Trust means, that certain Amended and Restated Future Advance Deed of Trust dated December 4, 2009 granted by the County for the benefit of the County Bond Trustee relating to the Edward Jones Maryland Heights Project – Phase I Project Site and Phase I Project Improvements, Series 2008A-1, and the Edward Jones Maryland Heights Project – Phase I Tenant Improvements, Series 2008B-1, as the same may be amended, modified, renewed or restated from time to time.

County Developer Bond means, collectively, (i) that certain Taxable Industrial Revenue Bond (Edward Jones Maryland Heights Project – Phase I Project Site and Phase I Project Improvements), Series 2008A-1, issued by the County to Borrower in an amount not to exceed $51,665,000, and (ii) that certain Taxable Industrial Revenue Bond Edward Jones Maryland Heights Project – Phase I Tenant Improvements issued by the County to EDJ in an amount not to exceed $22,593,000, each as assigned to Lender pursuant to the County Bond Assignments dated as of the date hereof, together with all amendments, modifications, renewals and replacements thereof.

County Lease means, collectively, (i) that certain Amended and Restated Lease

Agreement dated December 4, 2009 between the County, as lessor, and Borrower, as lessee, relating to the Edward Jones Maryland Heights Project – Phase I Project Site and Phase I Project Improvements, Series 2008A-1, and (ii) that certain Amended and Restated Lease Agreement dated December 4, 2009 between the County, as lessor, and EDJ, as lessee, relating to the Edward Jones Maryland Heights Project – Phase I Tenant Improvements, Series 2008B-1, as the same may be amended, modified, renewed or restated from time to time.

Debt Service Coverage Ratio shall mean, with respect to the Property:

(A) the net operating income of the Property, less replacement reserves (equal to $0.10 per square foot of the office building on the Property), less management fees (equal to 3% of rental revenues on the office building and parking garage on the Property), calculated based on the trailing twelve (12) month period as of the date of calculation,

divided by

(B) the scheduled principal and interest payments due on the Loan over the trailing twelve (12) month period as of the date of calculation.

Deed of Trust shall mean the Leasehold Deed of Trust, Security Agreement and Fixture Filing of even date herewith executed by Borrower and EDJ in favor of Lender, and all amendments, modifications, replacements and restatements thereof.

Default means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

Default Rate shall mean a rate of interest per annum equal to the applicable rate of interest under this Loan Agreement plus an additional three percent (3.00%).

EDJ shall mean EDWARD D. JONES & CO., L.P., a Missouri limited partnership.

EDJ Sublease shall mean the Office Lease Agreement between Borrower, as landlord, and EDJ, as tenant, dated November 1, 2008, as amended by First Amendment to Office Lease Agreement dated as of December 4, 2009, as the same may be subsequently amended, modified, renewed or restated in accordance with this Agreement.

EDJ Sublease SNDA shall mean the Subordination, Non-Disturbance and Attornment Agreement by and between Borrower, Lender and EDJ, as the same may be amended, modified, renewed or restated from time to time.

Environmental Laws shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or the environment in effect where the real property of Borrower is located, including without limitation, the Clean Air Act, as amended; the Comprehensive, Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments; the Occupational Safety and Health Act of 1970, as amended ("OSHA"); the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"); the Safe Drinking Water Act, as amended; and the Toxic Substances Control Act, as amended.

Environmental Indemnification Agreement shall mean the Environmental Indemnification Agreement of even date herewith executed by Borrower and EDJ in favor of Lender, and all amendments, modifications, replacements and restatements thereof.

Equipment shall mean all machinery, equipment, fixtures (including but not limited to all heating, ventilation, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Property and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Property and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Property and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Property and the Improvements.

Event of Default shall mean the occurrence of any of the events set forth in Section 7.1.

Final Cost Breakdown shall mean Borrower's final cost breakdown for the construction of the Improvements.

GAAP shall mean generally accepted account principles in the United States of America in effect from time to time.

Guarantor shall mean THE JONES FINANCIAL COMPANIES, L.L.L.P., a Missouri limited liability limited partnership, and any other Person who guarantees the payment and performance of the Borrower under and pursuant to the Loan.

Guaranty Agreement shall mean the Guaranty Agreement executed by the Guarantor in favor of Lender dated as of the date hereof, together with all amendments, modifications, replacements and restatements thereof.

Hazardous Materials shall mean and include gasoline, petroleum, asbestos (asbestiform varieties of chrysotile; crocidolite; amosite; anthophyllite; tremolite; and actinolite), explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any law, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction over the Property or any portion thereof or its use, including: (i) any "hazardous substance" defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; and (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910.

Improvements shall mean all buildings, other improvements, appurtenances, and fixtures now or hereafter located on the Property, including without limitation, the Tenant Improvements.

Interest Rate Adjustment Date shall mean, with respect to any Principal Commitment of Lender or a Participant Bank, one (1) Business Day following the date on which the amount on deposit in the Matching Deposit Account falls below the Matching Deposit Requirement applicable to such account.

Investment Grade Rating shall mean either or both (i) a long term debt rating as reported by Standard & Poor's of "BBB-" or higher, and (ii) a long term debt rating as reported by Moody's of "Baa3" or higher.

Laws shall mean, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

LIBOR shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined by Lender on the basis of the offered rates for deposits in U.S. dollars, for a period of thirty (30) days which appears on Reuters Screen LIBOR01 Page in effect two (2) Business Days prior to the beginning of each calendar month, such rate to be reset at the beginning of each succeeding month. As used herein "Reuters Screen LIBOR01 Page" means the display page currently so designated on the Reuters Monitor Money Rates service (or such other page as may replace Reuters Screen LIBOR01 Page of that service or such other service) as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits. If, pursuant to this Agreement, the interest rate under the Loan is adjusted to a rate based on LIBOR and such adjustment occurs other than on the first day of the month, the LIBOR shall initially be the thirty (30) day LIBOR in effect on the date of adjustment, which rate shall be in effect for the remaining days of the month of the adjustment; such thirty (30) day LIBOR to be reset at the beginning of the next succeeding month. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage (hereinafter defined) with respect to LIBOR deposits, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

Lease or Leases shall mean all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof (including any sub-subleases made under the EDJ Sublease), together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

Leased Equipment shall mean such furnishings, equipment and other items of personal property to be located or installed at the Property which is funded with the 2008C-1 Bonds under the Amended and Restated Trust Indenture between St. Louis County, Missouri, as Issuer, and Commerce Bank, N.A., as Trustee dated as of December 4, 2009 relating to Taxable Industrial Revenue Bonds not to exceed $12,855,000 (Edward Jones Maryland Heights Phase I Project – Phase I Project Equipment), Series 2008C-1. The Leased Equipment is more particularly described on Exhibit D attached hereto.

Lender shall have the meaning set forth in the opening paragraph of this Agreement.

Loan shall have the meaning as set forth in the recitals hereto.

Loan Documents shall mean this Agreement, the Note, the Deed of Trust, the Assignment of Leases and Rents, the County Bond Assignment, the Assignment of Contracts, the Environmental Indemnification Agreement, the EDJ Sublease SNDA, UCC financing statements, and all other

documents, instruments, and agreements that evidence, secure, or are otherwise executed in connection with the Loan, including all amendments, modifications, replacements, restatements, renewals and extensions thereof.

Matching Deposit Account shall mean a non-interest bearing demand deposit account of EDJ maintained with Lender or a Participant Bank which accounts shall be restricted, segregated accounts complying with SEC Rule 15c3-3 pursuant to the segregation letter agreement attached hereto as Exhibit B-1, except as expressly provided in Section 8.1 of this Agreement.

Matching Deposit Account Withdrawal Unavailability shall mean, with respect to Lender or any Participant Bank, EDJ has requested a withdrawal of funds from a Matching Deposit Account, and Lender or such Participant Bank does not make the amount requested in such notice promptly available for withdrawal during its regular business hours on (i) the same Business Day, if such request for withdrawal is made prior to 2:00p.m. St. Louis, Missouri time on such Business Day, or (ii) the next Business Day, if such request for withdrawal is made after 2:00p.m. St. Louis, Missouri time on the preceding Business Day.

Matching Deposit Account Conversion and Loan Payment Notice shall mean a written notice from EDJ delivered to Lender or a Participant Bank in substantially the form of Exhibit B-2 with respect to Lender's or such Participant Bank's Matching Deposit Account.

Matching Deposit Requirement shall mean, with respect to any Matching Deposit Account held at Lender or with any Participant Bank, an amount equal to or exceeding the Principal Commitment of Lender or such Participant Bank.

Maturity Date shall mean December 22, 2012.

Note shall mean that certain Promissory Note from Borrower to Lender dated on or about the date hereof in the principal amount of $36,400,000.00, and all amendments, modifications, replacements, restatements, renewals and extensions thereof.

Obligations shall mean all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note, or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all expenses, indemnification payments, fees and other amounts due at any time under the Deed of Trust or any of the other Loan Documents, together with interest thereon as provided in the Deed of Trust or such Loan Document; and (c) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of the Deed of Trust or any of the other Loan Documents.

Participant Bank shall mean any bank or other financial institution to which Lender has sold or may hereafter sell participation interests in the Loan. As of the date hereof, the Participant Banks are Enterprise Bank & Trust and Commerce Bank, N.A. and such Participant Banks are hereby approved by Borrower. Additional Participant Banks after the date hereof are subject to the requirements of Section 8.1 hereof.

Permitted Liens shall mean the County Deed of Trust and such other encumbrances and other exceptions raised in the Title Commitment as set forth on Exhibit C attached hereto.

Person shall mean an individual, a corporation, a partnership, a joint venture, a limited

liability company, a trust, an unincorporated association, any Governmental Authority, or any other entity.

Principal Commitment shall mean, as of the date of determination, with respect to Lender or a Participant Bank, the aggregate unpaid principal balance of the Loan attributable to: (i) in the case of Lender, total Loan advances from Lender to Borrower (excluding those funds advanced by each Participant Bank to Lender on account of their pro rata share of the Loan), and (ii) in the case of a Participant Bank, total funds advanced from such Participant Bank to Lender on account of such Participant Bank's pro rata share of the Loan. Upon Borrower's request, Lender shall notify Borrower of the outstanding Principal Commitment of Lender and each Participant Bank. As of the date hereof, the Principal Commitment of Lender is $22,400,000.00, and the Principal Commitment of each Participant Bank is as follows: $7,000,000.00 -- Enterprise Bank & Trust; $7,000,000.00 – Commerce Bank, N.A. Lender shall notify Borrower of any change in the Principal Commitment of a Participant Bank, except for reductions in such Participant Bank's Principal Commitment as a result of loan payments made by Borrower.

Property shall have the meaning set forth in the Recitals to this Agreement, excluding the Leased Equipment.

Rents shall mean all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Property or any part thereof.

Tenant Improvements shall mean the tenant finish, improvements and related items now or hereafter constructed on the Property and including all items related to any building on the Property which are owned or leased by EDJ.

Title Commitment shall have the meaning set forth in Section 4.9.

Title Company shall mean St. Louis Title, LLC, as agent for Fidelity National Title Insurance Company.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

1.3 Computation of Time. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding."

ARTICLE II. THE LOAN.

2.1 Loan Amount On the basis of the representations, warranties, and covenants of Borrower contained herein and subject to the terms and conditions set forth herein and the Loan Documents, Lender agrees to lend to Borrower the sum of Thirty Six Million Four Hundred Thousand and 00/100 Dollars ($36,400,000.00).

2.2 Interest Rate.

(a) Subject to Section 2.2(b) and Section 2.2(c) below and the other terms and

provisions of this Agreement, the principal amount of the Loan shall bear interest at a fixed per annum rate of interest equal to THREE AND 50/100 PERCENT (3.500%).

(b) Notwithstanding Section 2.2(a) or 2.2(c) below to the contrary, from and after the occurrence of any Interest Rate Adjustment Date occurring with respect to the Principal Commitment of Lender or a Participant Bank, the rate of interest applicable to the principal amount of the Loan attributable to the Principal Commitment of Lender or such Participant Bank shall increase to the sum of (i) LIBOR, plus (ii) FIVE AND 00/100 PERCENT (5.000%). Such increase shall be referred to herein as a "Floating Rate Adjustment".

(c) In the event a Floating Rate Adjustment has occurred with respect to Lender's or a Participant Bank's Principal Commitment, Borrower may cause the rate under Section 2.2(a) above with respect to such Principal Commitment to be restored in the event Borrower deposits sufficient funds in Lender's or such Participant Bank's Matching Deposit Account to meet the Matching Deposit Requirement with respect to Lender or such Participant Bank; provided, however, Borrower may only exercise this option one (1) time in any consecutive twelve (12) month period with respect to Lender's or any Participant Bank's Principal Commitment. The effective date of such interest rate adjustment shall be one (1) Business Day following the date Borrower makes the required deposits in the applicable Matching Deposit Account. The Floating Rate Adjustment under Section 2.2(b) above shall again apply following any subsequent Interest Rate Adjustment Date.

(d) From and after the date of any Event of Default, interest on funds outstanding hereunder shall at Lender's option accrue at the Default Rate.

(e) All interest payable hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

(f) If, after the date hereof, any governmental authority subjects Lender or any Participant Bank to any new or additional charge, fee, withholding or tax (excluding income taxes) of any kind with respect to the charging of LIBOR hereunder or changes the method of taxation of the Loan or changes the reserve or deposit requirements applicable to the Loan, then, from and after the date Lender gives Borrower written notice of any such imposition or change, Borrower shall pay Lender such additional amounts as will compensate Lender and/or the Participant Banks for such costs or lost income resulting therefrom from and after the date on which such notice is given, as determined by Lender. The provisions contained in this Section 2.2(e) shall survive the repayment of the Loan and the termination of this Agreement. Borrower shall be obligated to pay any amounts due under this Section 2.2(e) within thirty (30) days after Lender gives Borrower written notice of such amounts due.

2.3 Loan Payments; Maturity.

(a) Commencing on February 1, 2010, and on the same day of each month thereafter, through and including December 1, 2012 (each, a "Payment Date"), Borrower shall pay to Lender a fixed payment of principal and interest in the amount of $211,105.00, such amount being equal to the monthly payment of principal and interest due on the Loan if the entire principal amount of the Loan were fully amortized over a period of twenty (20) years at the rate specified in Section 2.2(a) hereof. Payments shall be applied first to accrued but unpaid interest, then to principal.

(b) On each Payment Date, in the event the amount paid by Borrower under Section 2.3(a) above is not sufficient to pay all accrued but unpaid interest on the Loan as of such Payment Date, Borrower shall, within five (5) Business Days following notice from Lender, pay such additional amount

as determined by Lender which is necessary to bring the interest current.

(c) On the Maturity Date, the entire unpaid principal balance of the Loan, together with any and all accrued interest thereon and any other amounts due hereunder shall be immediately due and payable.

2.4 Prepayments.

(a) The Note may be prepaid in whole or in part at any time without premium or penalty.

(b) Provided no Event of Default has occurred and is continuing, Borrower may, upon written notice to Lender, elect to make a prepayment on the Note which shall apply solely to the Principal Commitment of a Participant Bank designated in Borrower's written notice. In such event, Lender shall remit any amount so prepaid by Borrower to the Participant Bank designated in Borrower's written notice for reduction of the Principal Commitment of such Participant Bank. The foregoing right shall not apply to regular payments of principal and interest set forth in Section 2.3(a) above.

2.5 Late Fee. If any payment of principal, interest or any other amount hereunder is not paid within ten (10) days after it is due, excluding the payment due on the Maturity Date or upon acceleration of the Note, the Borrower shall pay to the Lender a late charge equal to two percent (2%) of the amount of such payment.

2.6 Agent Fees. On (i) the date of this Agreement, (ii) the date which is one (1) year from the date of this Agreement, and (iii) the date which is two (2) years from the date of this Agreement, Borrower shall pay to Lender a fully earned and nonrefundable agent fee equal to Five Hundredths of One Percent (0.05%) of the aggregate principal amount of the Loan then outstanding as of the date of such payment. Such fees shall compensate Lender for the costs associated with the origination, structuring, processing, and administering of the Loan contemplated by this Agreement, including but not limited to, administrative general overhead and lost opportunity costs, but not including any out-of-pocket or other costs, fees or expenses, including Lender's attorneys' fees, for which the Borrower has agreed to reimburse the Lender pursuant to any other provision of this Agreement or the other Loan Documents or any commitment letter, letter of intent or similar agreement.

2.7 Matching Deposit Accounts. All FDIC, FICO and TAGP charges incurred by Lender and the Participant Banks related to the Matching Deposit Accounts will be billed to Borrower by Lender and the Participant Banks and will not be deducted from the Matching Deposit Account balances. Such charges shall be paid by Borrower on a monthly basis during the term of the Loan. The Matching Deposit Account balances will be non-interest bearing and will not be assigned an earnings allowance credit. The Matching Deposit Accounts shall not serve as collateral for the Loan and neither Lender nor any Participant Banks shall have the right of set-off, attachment or similar controls with respect to such Matching Deposit Accounts, except as otherwise expressly provided in Section 8.1 of this Agreement.

2.8 Purpose. The proceeds of the Loan shall be used solely to reimburse building costs incurred by Borrower for the construction of the Improvements on the Property as shown on the Final Cost Breakdown prepared by Borrower and which has been delivered to and approved by Lender.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce Lender to enter into this Agreement, and to make the Loan to Borrower, Borrower represents and warrants and, so long as any amount of the Loan remains unpaid or this Agreement remains in effect, shall be deemed to continuously represent and warrant as follows:

3.1 Organizational Status; Authorizations. Borrower is a Missouri limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Missouri, with full power and authority to consummate the transactions contemplated hereby. Borrower has full power and authority to execute, deliver and perform all Loan Documents, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower. Borrower is duly authorized to acquire, own and develop the Property, to enter into the transactions contemplated by the Loan Documents and to pledge and assign and grant liens and security interests as contemplated by the Loan Documents. This Agreement and the other Loan Documents and the provisions contained herein and therein are and will be the valid and legally enforceable obligations of Borrower in accordance with their terms. Borrower has done everything necessary to comply with all applicable local, state or federal laws, statutes, ordinances, resolutions, orders and directives.

3.2 No Actions. There are no material adverse actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower's or EDJ's interests in the Property, or involving the validity or enforceability of the County Bond Documents, the Loan Documents or the priority of the lien of the Deed of Trust or the County Deed of Trust, at law or in equity, or before or by a governmental authority, and, to Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority which would have a material adverse effect on Borrower or the Property.

3.3 No Breach. The consummation of the transactions hereby contemplated and performance of this Agreement will not result in any breach of, or constitute a default under, any deed to secure debt, mortgage, deed of trust, indenture, security agreement, lease, bank loan or credit agreement, contract, articles of incorporation, by-laws, joint venture agreement, partnership agreement or other instruments to which Borrower is a party or by which it may be bound or affected.

3.4 Ownership of Property; No Liens. Borrower and EDJ, as applicable, have good and marketable leasehold title to the Property and the Improvements and the Property and the Improvements are free and clear of all liens, claims, charges and encumbrances of every type or nature, except for the liens created by the Loan Documents and the Permitted Liens.

3.5 Utilities Available. All utility services necessary for the operation of the Improvements for their intended purposes are available and in use at the Property including water supply, storm and sanitary sewer facilities.

3.6 Access. All roads necessary for ingress and egress to the Property and for the full utilization of the Improvements for their intended purposes including all streets, gutters and curbs have been installed and completed. As of the date hereof, access to the Property is provided pursuant to the Temporary Roadway Easement described on Exhibit C. Borrower shall take such actions as are necessary to keep such Temporary Roadway Easement in full force and effect until the completion and dedication of Edward Jones Boulevard such that the Property shall have direct access to Edward Jones Boulevard.

3.7 No Defaults. There is no default on the part of Borrower under this Agreement, the Note, the Deed of Trust or the other Loan Documents, and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default under any of the aforesaid instruments.

3.8 Environmental Matters.

(a) Except as disclosed in the Phase I Reports (as defined in the Environmental Indemnification Agreement), (i) the Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws and regulations; (ii) without limitation of clause (i) above, to the best of Borrower's knowledge, the Property and the operations conducted thereon by Borrower or any current or prior owner or operator of such real property or operation, are not in, or are not the cause of a, violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any governmental authority or to any remedial obligations under any Environmental Laws; (iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of the Property, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed; (iv) to the best of Borrower's knowledge, all Hazardous Materials or solid wastes generated at the Property have in the past been and shall continue to be, transported, treated and disposed of only by carriers maintaining valid permits under Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under Environmental Laws, which carriers and facilities have been and are, to the best of Borrower's knowledge, operating in compliance with such permits; (v) Borrower has taken all reasonable steps necessary to determine, and has determined, that no Hazardous Materials or solid wastes have been disposed of or otherwise released and there has been no threatened release of Hazardous Materials or solid wastes on or to the Property except in compliance with Environmental Laws; (vi) to the best of Borrower's knowledge, Borrower has no material contingent liability in connection with any release or threatened release of any Hazardous Materials or solid wastes into the environment; and (vii) the use which Borrower makes or intends to make of the Property will not result in the unlawful or unauthorized disposal or other release of any Hazardous Materials or solid wastes on or to the Property. The terms "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden such meanings, then such broadened meanings shall apply subsequent to the effective date of such amendment, and provided further, that, to the extent the laws of any state in which any of the Property is located establish a meaning for "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with regard to the Property.

(b) Except as disclosed in the Phase I Reports (as defined in the Environmental Indemnification Agreement), Borrower is in compliance with all federal, state, and local Environmental Laws applicable to the Property and has not been cited for any violation of any federal, state, and local Environmental Laws applicable to the Property and to the best of Borrower's knowledge there has been no "release or threatened release of a hazardous substance" (as defined by CERCLA) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Property other than as permitted under the applicable Environmental Law. To the best of Borrower's knowledge, all Hazardous Materials and solid wastes generated at the Property have in the past been and shall continue to be disposed of at sites which maintain valid permits under any applicable state or local Environmental Laws where required.

3.9 Compliance. All Improvements are in compliance with all applicable Laws, including appropriate set back requirements, restrictive covenants and the requirements of any governmental authority, except to the extent of any non-compliance which does not have a material adverse effect on the Borrower or the Property. Without limiting the generality of the foregoing, all consents, licenses and

permits and all other authorizations or approvals required to operate the Property have been obtained and all Laws relating to the operation of the Improvements have been complied with, except to the extent of any non-compliance which does not have a material adverse effect on the Borrower or the Property. No building or other improvement encroaches upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Property, and the use of the Property complies with all requirements of governmental authorities and any restrictive covenants to which the Property is subject, except to the extent of any non-compliance which does not have a material adverse effect on the Borrower or the Property.

3.10 Brokerage Fees. No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

3.11 No Margin Stock; No Plan Assets. The Loan is not being made for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended. Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not "plan assets" of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

3.12 Accuracy. No information, certification, statement, budget, schedule, opinion, confirmation, application, affidavit, agreement, report or other item submitted to Lender by Borrower pursuant to this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the information not misleading.

3.13 Tax Returns. Borrower has filed all required federal, state and local tax returns and paid all taxes due pursuant to said returns and any assessments against Borrower or the Property.

3.14 Consents to Assignment. All necessary or appropriate third party consents to Borrower's and EDJ's assignments to Lender of the County Developer Bond, County Lease, and EDJ Sublease have been obtained.

3.15 EDJ Sublease. The EDJ Sublease is in full force and effect on the date hereof. A true, correct and complete copy of the EDJ Sublease has been delivered to Lender. No breach or default has occurred and is continuing on the part of either the landlord or the tenant under the EDJ Sublease. No rent has been paid more than one (1) month in advance under the EDJ Sublease.

ARTICLE IV. CONDITIONS PRECEDENT TO LENDER'S OBLIGATION TO MAKE THE LOAN.

Lender shall not be obligated to make the Loan under this Agreement unless the following conditions precedent shall have been fulfilled or satisfied on or before the date of closing the Loan and evidence of such fulfillment has been delivered to the Lender:

4.1 Loan Documents. Lender shall have received from Borrower, EDJ and Guarantor, as applicable, the following, each executed and acknowledged, and in form and content acceptable to Lender:

(a) this Agreement;

(b) the Note;

(c) the Deed of Trust, together with an irrevocable title insurance commitment from the Title Company insuring the creation of a valid and perfected first priority leasehold lien on the Property and Improvements subject only to the Permitted Liens;

(d) the Assignment of Leases and Rents;

(e) the Guaranty Agreement;

(f) Assignment of Contracts;

(g) the Environmental Indemnification Agreement;

(h) the EDJ Sublease SNDA, together with a tenant estoppel certificate from EDJ relating to the EDJ Sublease in form and substance acceptable to Lender;

(i) the County Bond Assignment;

(j) acknowledgement copies of UCC-1 financing statements and fixture financing statements as necessary to create valid and perfected security interests in the collateral purported to be covered thereby, and search request responses, with copies, showing that such statements have been filed in all appropriate offices necessary or desirable to effectively create a valid and perfected first priority security interest in such collateral; and

(k) copies of all recorded plats and title exceptions.

4.2 Insurance Policies. Lender shall have received, in form and content acceptable to the Lender, certificates of insurance, along with all required endorsements thereto, as required by this Agreement and the Loan Documents.

4.3 Survey. Lender shall have received from Borrower a survey prepared by a registered or certified surveyor, approved by Lender and the Title Company, showing the dimensions and boundaries of the Property, the area of the Property in square feet; any existing improvements, fences, set-back lines, encroachments, roads, paths, driveways, rights of way, easements and other matters of interest to Lender with courses and distances so as to permit a verbal description of the Property and of any other item noted on the survey, all of which shall be acceptable to Lender. The survey shall be in compliance with the ALTA standards, with a certificate of the surveyor in the form approved by Lender.

4.4 Flood Zone. Lender shall have received from Borrower written evidence satisfactory to evidence that the Property is not located in an area designated by the Secretary of Housing and Urban Development or other federal agency as a special flood hazard area.

4.5 Environmental Reports. Lender shall have received and approved a Phase I Environmental Assessment with respect to the Property in form and content satisfactory to Lender, and Lender shall have received a reliance letter satisfactory to Lender allowing Lender to rely on such report.

4.6 Legal Opinions. Lender shall have received legal opinions from counsel to Borrower, EDJ and Guarantor with respect to such entities and the Loan Documents in form and content satisfactory to Lender and its counsel.

4.7 Governing Instruments. Lender shall have received from the Borrower, EDJ, Guarantor, and any entity which is a general partner of the foregoing entities, each of the following, as applicable, certified by the general partner or officer of such party: (i) a copy of the certificate of formation, (ii) a copy of the limited partnership agreement or limited liability limited partnership agreement, (iii) authorizing resolutions evidencing the due authorization of all actions of such entity, including execution of the Loan Documents to which it is a party and enter into the transactions contemplated thereby, (iv) a certificate as to the incumbency and signature of each representative thereof that has executed any document on behalf of such entity in connection with the transactions contemplated by this Agreement, and (v) such other documents, instruments, agreements and certificates as Lender may reasonably request with respect to Borrower, EDJ and Guarantor.

4.8 Good Standing Certificates. Lender shall have received a certificate of good standing from the Secretary of State of Missouri with respect to the Borrower, EDJ, Guarantor, and any entity which is a general partner of the foregoing entities.

4.9 Zoning Verification. Lender shall have received a zoning verification letter from the appropriate local governmental authority having jurisdiction over and with respect to the Property to enable the Title Company to issue a zoning endorsement (ALTA 3.1-06) to Lender's title policy.

4.10 Title Commitment. The Title Company shall have issued to Lender a title insurance commitment (the "Title Commitment") (ALTA Loan Policy, 2006) in the amount of the aggregate total amount of the Note insuring the Deed of Trust to be valid first leasehold lien on the Property, free and clear of all defects and encumbrances except such as Lender and its counsel shall approve, and which shall contain:

(i) Full coverage against mechanic's liens;

(ii) No exceptions not theretofore approved by Lender and its counsel; and

(iii) such endorsements thereto required by Lender.

Such Title Commitment must remain in full force and effect, enforceable against the Title Company in accordance with its terms.

4.11 Compliance. Neither Borrower nor Lender shall have received any notice that claims or asserts that there has been a failure to comply with or a breach of any of the approvals or authorizations required hereunder.

4.12 Financial Statements. Lender shall have received and approved the financial statements of Borrower, EDJ and Guarantor.

4.13 No Default. There shall be no Event of Default under this Agreement or any of the Loan Documents and no event has occurred and is continuing which with notice or the passage of time or both would constitute an Event of Default under any of the aforesaid instruments.

4.14 Title to the Property. Borrower and EDJ shall have good and marketable leasehold title to the Property, free of any liens, mortgages or other security agreements, excepting the Permitted Liens.

4.15 Appraisal. Lender shall have received an appraisal of the Property satisfactory to Lender.

4.16 Matching Deposit Accounts. The Matching Deposit Accounts shall have been established (including the completion of all bank forms required by Lender and the Participant Banks), and funded in the aggregate principal amount of the Loan.

4.17 Other Requirements. Lender shall have received such other further documents, data or information with respect to the Improvements, and Property, as Lender may reasonably request, including, without limitation, subordination agreements, attornment agreements and consents from any entities involved in the Loan.

ARTICLE V. COVENANTS OF BORROWER.

Borrower (in addition to and not in derogation of its covenants contained in any of the other Loan Documents) covenants and agrees, from the date hereof and for so long as the Loan or any portion thereof is outstanding and unless Lender otherwise consents in writing, as follows:

5.1 Prohibition of Transfers. Borrower will not transfer, convey or further encumber the Property or any Improvements or any portion thereof or any interest therein in any way without the prior written consent of Lender.

5.2 Fixtures and Personal Property. Except for the Leased Equipment, Borrower agrees that it will take title in its name or EDJ's name to all of the personal property, fixtures, attachments and equipment delivered upon, attached to or used in connection with the Property (other than any trade fixtures or personal property used by a tenant under a Lease), except that such property will be owned by the County and leased to Borrower or EDJ while the County Developer Bond is outstanding, that such property will be kept free and clear of all chattel mortgages, conditional vendor's liens and all liens, encumbrances and security interests whatsoever (other than the liens created by the County Bond Documents), and that Borrower or EDJ will be the absolute owner of leasehold title while the County Bonds are outstanding, then fee simple title to said personal property, fixtures, attachments and equipment, and will, from time to time, furnish Lender with satisfactory evidence of such ownership, including searches of applicable public records.

5.3 Comply with Requirements. Borrower will comply promptly with any requirement of any governmental authority relating to the Property or the Improvements.

5.4 Inspection. Borrower will permit Lender to enter upon the Property and inspect the Improvements upon reasonable prior written notice to Borrower and in compliance with security requirements of EDJ as a registered broker dealer.

5.5 Costs. The Loan shall be without any cost whatsoever to Lender. Borrower shall pay within ten (10) Business Days following demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents. In addition, but not as a limitation, Borrower will pay:

(a) All taxes and recording expense, including all intangible, registration and stamp taxes, if any.

(b) Title insurance premiums, appraiser fees and environmental audit fees.

(c) Fees due to brokers in connection with the Property or this Agreement.

(d) All legal fees and expenses, including, without limitation, Lender's counsel's fees and expenses for services performed and sums advanced in connection with this loan transaction.

(e) All loan fees.

Lender's counsel's legal fees and expenses for services performed prior to and in connection with the closing of the loan transaction shall not exceed $60,000.

5.6 Restrictive Covenants. Borrower will comply with all restrictive covenants affecting the Property.

5.7 Insurance.

(a) Borrower, at its sole cost and expense, will keep the Property insured during the entire term of this Agreement for the mutual benefit of Borrower and Lender against loss or damage by fire, lightning, wind and such other perils as are included in a standard "all-risk" or "special causes of loss" form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan (as such term is defined in the Note) or (iii) an amount such that the insurer would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this section shall be paid annually. The policies of insurance required to be obtained and maintained pursuant to this Agreement are collectively referred to herein as the "Policies," and each individual insurance policy is referred to herein as a "Policy." Borrower shall have the right to provide such coverage under a blanket policy, providing such policy provides the coverages required herein.

(b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall also obtain and maintain during the entire term of this Agreement the following Policies:

(i) Flood insurance acceptable to Lender if any part of the Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

(ii) Commercial General Liability insurance, including broad form comprehensive general liability coverage and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and Host Liquor Liability coverage containing minimum limits of liability of $5,000,000.00 for both injury to or death of a person and for property damage per occurrence and $10,000,000.00 in the aggregate, and such other liability insurance as is reasonably requested by Lender. In addition, at least $10,000,000.00 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Property.

(iii) Rental loss and/or business interruption insurance for a period of 12 months in an amount equal to the greater of (A) estimated gross revenues from the operations of the Property over 12 months or (B) the projected operating expenses (including stabilized management fees, applicable reserve deposits, and debt service) for the maintenance and operation of the Property over 12

months.

(iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Property and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, heating and air conditioning equipment, refrigeration equipment and piping.

(v) Worker's compensation insurance with respect to any employees of Borrower and/or EDJ, as required by any governmental authority or legal requirement.

(vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the cost of repair or restoration of the Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance reasonably acceptable to Lender.

(vii) Earthquake insurance in an amount equal to the original principal balance of the Loan.

(c) All Policies (i) shall be issued by companies, licensed to do business in the state where the Property is located and having a financial strength rating of "A-VII" or better in the current Best's Insurance Reports; (ii) shall be maintained throughout the term of this Agreement without cost to Lender; (iii) shall name Lender as a Loss Payee As Its Interest May Appear; (iv) shall contain a waiver of subrogation against Lender; (v) shall contain such provisions including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any material modification affecting the Property, cancellation or non-renewal of the applicable Policy; (vi) shall be for a term of not less than one year; (vii) shall provide that Lender may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance of the applicable Policy, and such payments shall be accepted by the insurer to prevent the same; and (viii) shall provide that all claims shall be on an occurrences basis. Upon demand therefor, Borrower shall reimburse Lender for all of Lender's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 5.7, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called "forced placed" insurance coverages. Borrower shall pay the premiums for such Policies (the "<u>Insurance Premiums</u>") as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies. If Borrower does not furnish such evidence and receipts prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Borrower shall give Lender prompt written notice if Borrower receives from any insurer any written notification of any pending or threatened actions or proceedings regarding the non-compliance or non-conformity of the Property with any Policy requirements.

(d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "<u>Insured Casualty</u>"), Borrower shall give prompt notice thereof to Lender and, notwithstanding whether the insurance proceeds are sufficient or made available to Borrower, Borrower shall promptly repair the Property to be at least equal value and of substantially the same character as

prior to such damage, all to be effected in accordance with applicable law and plans and specifications approved in advance by Lender. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Obligations and be secured hereby and shall be reimbursed by Borrower to Lender upon demand. Borrower may not settle or adjust any claim without the written consent of Lender and, if an Event of Default (as hereinafter defined) has occurred, Lender may settle and adjust any claim without the consent of Borrower and agree with the insurance company or companies on the amount to be paid on the loss. Except as set forth in subsection (e) below, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Obligations or applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Obligations shall not reduce or postpone any payments otherwise required pursuant to the Note (other than the final payment on the Note).

(e) In case of loss or damages covered by any of the Policies, notwithstanding the foregoing, Lender agrees that the net proceeds of insurance after deduction for Lender's fees and costs ("net insurance proceeds") will be made available to Borrower for the cost of restoration or repair of the property, provided that each of the following conditions are satisfied:

(i) No Event of Default has occurred and is continuing at the time of the damage or destruction or at any time thereafter;

(ii) No Lease, including without limitation the EDJ Sublease, terminates as a result of the damage or destruction;

(iii) The damage or destruction does not result in a default under any of the County Bond Documents;

(iv) Borrower gives Lender written notice within sixty (60) days after the date the damage occurred that it intends to restore or repair the Property and requests that the net insurance proceeds be made available therefor, and Borrower thereafter promptly commences the restoration or repair of and completes the same with reasonable diligence in accordance with plans and specifications approved by Lender;

(v) The net insurance proceeds are sufficient, in Lender's reasonable judgment, to restore or repair the Property substantially to its condition prior to the damage or destruction or, if in Lender's reasonable judgment they are not, Borrower deposits with Lender funds in an amount equal to the deficiency, which funds shall be expended prior to the use of the net insurance proceeds;

(vi) Lender receives evidence satisfactory to Lender that the Property can lawfully be restored or repaired substantially to its condition prior to the damage or destruction or such other condition as may be mutually acceptable to Lender and Borrower, and that, upon completion of the restoration or repair, the Property can be operated substantially as it was before the damage or destruction;

(vii) The damage or destruction can be fully restored prior to the Maturity Date;

(viii) Sufficient business interruption insurance is available to cover all required debt service on the Loan and pay the other expenses of the Property during the period of restoration;

(ix) All insurance proceeds are paid to Lender and held by Lender for disbursement on substantially the same terms and conditions required by Lender with respect to construction disbursements in Lender's construction loans.

(f) **Pursuant to Mo. Rev. Stat. §427.120, Borrower acknowledges receipt of the following notice: "Unless you [Borrower] provide evidence of the insurance coverage required by your agreement with us [Lender], we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own."**

5.8 Governmental Requirements. Borrower will comply with all Environmental Laws and all land use, building, subdivision, zoning, OSHA, pollution, sales practices laws, regulations and similar laws, rules, ordinances and regulations promulgated by any governmental authority and applicable to the Property and the operation thereof.

5.9 Financial Statements and Reporting. Borrower will keep, and will cause EDJ and Guarantor to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis): (i) not later than forty-five (45) days after the close of each fiscal quarter of Borrower, EDJ and Guarantor, financial statements of Borrower, EDJ and Guarantor as of the close of such fiscal quarter, internally prepared and certified by an officer of Borrower, EDJ or Guarantor, as applicable; (ii) not later than one hundred twenty (120) days after the close of each fiscal year of Borrower, EDJ and Guarantor, financial statements of Borrower, EDJ and Guarantor as of the end of such year, audited by a firm of independent certified public accountants of recognized standing acceptable to Lender, and certified by an officer of Borrower, EDJ or Guarantor, as applicable; and (iii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Guarantor, the Collateral, or Borrower's financial condition or results of operations. In lieu of the foregoing (i) and (ii), 10K and 10Q reports may be furnished or made available to Lender.

5.10 Condemnation. If any of the Property is taken under condemnation, eminent domain or other taking, or threat thereof, the provisions in the Deed of Trust relating to condemnation shall apply.

5.11 Conduct of Business. Borrower shall maintain in full force and effect (a) its organizational existence and (b) all licenses, bonds, franchises, leases, patents, contracts and other rights necessary to the profitable conduct of its business, including, without limitation, all notices, permits or licenses, if any, filed or obtained with regard to compliance with Environmental Laws.

5.12 Environmental Matters. Borrower shall comply, and cause any property manager, any permitted lessees and other operators of the Property to comply, with all Environmental Laws.

5.13 Notice. If Borrower shall receive any of the following:

(a) notice that any violation of any Law or Environmental Law may have been committed or is about to be committed by Borrower or otherwise affecting the Property or Improvements, or

(b) notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower or the Property alleging violations of any Environmental Law or requiring Borrower to take any action in connection with the release or threatened release of hazardous substances or solid waste into the environment, or

(c) notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release or disposal of Hazardous Materials or solid waste into the environment or any damages caused thereby, including without limitation any notice that Borrower is a "potentially responsible party" as defined by CERCLA,

then Borrower shall provide Lender with a copy of such notice within five (5) days of receipt thereof by Borrower.

5.14 Litigation. Borrower shall promptly advise Lender, in writing, of any actions, written claims, suits or proceedings (i) brought against Borrower where the claim amount exceeds $250,000, or (ii) relating to the Property (regardless of claim amount) prior to full payment of the Note.

5.15 Fundamental Changes. For so long as the Loan remains outstanding, Borrower shall not, without Lender's prior written consent, merge, reorganize, or consolidate with any other person or entity or acquire all or substantially all of the property or capital stock or equity of any other person or entity, or sell, lease, or otherwise dispose of any material portion of its property, business or assets (except in the ordinary course of business), whether now owned or hereafter acquired. Lender will agree to provide the prior consent required under this Section 5.15 with respect to any proposed non-material organizational changes made solely for internal restructuring purposes, provided that the change does not have any material adverse effect on the Loan, Borrower or any of the Collateral, or Lender's interests therein, and provided further Lender is provided with all documents effecting such change in advance of providing such consent.

5.16 Estoppel Certificates. Within twenty (20) days after any written request by Lender or a proposed assignee or purchaser of the Loan or any interest therein, Borrower shall certify in writing to Lender, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Borrower claims any right of defense or setoff to the payment or performance of any of the Obligations, and if Borrower claims any such right of defense or setoff, Borrower shall give a detailed written description of such claimed right.

5.17 Tax Payments. Borrower shall cause to be paid to the applicable taxing districts all such amounts relating to the Property as and when due, including any payments in lieu of taxes.

5.18 County Bond Documents. Borrower will not amend, modify or terminate any of the County Bond Documents, except with respect to the granting or releasing of utility or other development related easements, or consent to any assignment of any of the County Bond Documents, without the prior written consent of Lender. Borrower shall observe and perform, and shall cause EDJ to observe and perform, all of their respective covenants and obligations under each of the County Bond Documents and will not suffer or permit any breach or default to occur under any one or more of the County Bond

Documents. Borrower will keep each of the County Bond Documents in full force and effect during the term hereof and will promptly notify Lender of any default thereunder by any party thereto. Borrower shall promptly send to Lender copies of any and all notices, communications or demands sent or received by any party under the County Bond Documents.

5.19 Minimum Debt Service Coverage Ratio and Annual Compliance Certificate. Borrower will not permit the Debt Service Coverage Ratio to be less than 1.20 to 1.00, measured as of December 31 of each year that the Loan remains outstanding (each, a "Compliance Date"). On or before each March 31 of each year, Borrower shall deliver to Lender a certificate in form and substance satisfactory to Lender which includes a detailed calculation of the Debt Service Coverage Ratio as of such Compliance Date, together with Borrower's certification to Lender that (i) there exists no event or circumstance which is or which with the passage of time, the giving of notice, or both would constitute an Event of Default, or, if such an event of circumstance exists, a writing attached thereto that specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto, (ii) no material adverse change in the condition, financial or otherwise, business, property, or results of operations of Borrower has occurred since the date of the financial statements delivered prior to closing of the Loan, or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that Borrower has taken or proposes to take with respect thereto, and (iii) Borrower is in compliance with the representations, warranties and covenants in this Agreement, or, if Borrower is not in compliance with any representations, warranties or covenants in the Agreement, a writing attached thereto that specifies the nature thereof, the period of existence thereof and the action that Borrower has taken or proposes to take with respect thereto.

ARTICLE VI. LEASES.

6.1 Leases. Borrower represents and warrants that Borrower has delivered to Lender a true and correct copy of the EDJ Sublease and all other Leases and any guaranty(ies) thereof, relating to any part of the Improvements, together with an accurate and complete rent roll for the Property, and no such Lease except the County Lease or guaranty contains any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein.

6.2 Covenants of Borrower Regarding Leases and Rents. Borrower covenants that Borrower and EDJ, as applicable, (a) will observe and perform all of the obligations imposed upon the landlord in the Leases and will not do or permit to be done anything to impair the security thereof; (b) will use reasonable commercial efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at Borrower's sole cost and expense, any action or proceeding arising under, or in any manner connected with, the Leases; (c) will not collect any of the Rents more than one month in advance of the time when the same become due under the terms of the Leases; (d) without the consent of Lender, will not discount any future accruing Rents; (e) without the prior written consent of Lender, will not execute any assignment of the Leases or the Rents other than in favor of Lender; (f) will not modify the rent, the term, the demised premises or the common area maintenance charges under any of the Leases, or add or modify any option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, or surrender, cancel or terminate any Lease, or enter into any new Lease, without the prior written consent of Lender; and (g) will execute and deliver, at the request of Lender, all such assignments of the Leases and Rents in favor of Lender as Lender may from time to time require. Borrower shall pay all reasonable costs incurred by Lender in reviewing and approving Leases and any modifications, terminations or guaranties thereof, and also in negotiating subordination agreements and subordination, nondisturbance and attornment agreements with tenants, including reasonable attorneys' fees and costs. Notwithstanding the foregoing to the contrary, Borrower and EDJ may amend the EDJ

Sublease to extend the term or increase the rent without Lender's prior written consent, but upon prior written notice to Lender. With respect to any other amendments to the EDJ Sublease, Lender agrees not to withhold its consent if the modification does not have a material adverse effect on the Loan or the Collateral. Borrower shall promptly deliver copies to Lender of any lease amendments upon execution of the same.

6.3 Delivery of Leasing Information and Documents. From time to time, Borrower shall promptly deliver to Lender (and in any event no later than thirty (30) days after the date of Lender's request) (a) complete executed originals of each new Lease, including any exhibits thereto and any guaranty(ies) thereof, and (b) such other information regarding tenants and prospective tenants and other leasing information as Lender may request, and (c) such estoppel certificates, subordination agreements and/or subordination, nondisturbance and attornment agreements executed by such tenants, subtenants and guarantors, if any, in such forms as Lender may require.

6.4 Notices of Default. Borrower shall promptly deliver to Lender copies of any default notice given to a tenant of the Property or any notice to a tenant of the Property specifying an event that with the passage of time would become a default under such tenant's Lease.

6.5 EDJ Sublease. Borrower shall not amend, modify, assign, encumber or terminate the EDJ Sublease without the prior written consent of Lender except as otherwise provided in Section 6.2 above. Borrower will not suffer or permit any breach or default to occur in any of the obligations of Borrower under the EDJ Sublease nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement thereof. Borrower will keep the EDJ Sublease in full force and effect and promptly notify Lender of any default by any party thereunder.

ARTICLE VII. EVENTS OF DEFAULT AND REMEDIES.

7.1 Events of Default.

The occurrence of one or more of the following shall constitute an Event of Default hereunder:

(a) If Borrower shall fail to pay any sum due and owing under the Note, this Agreement or the other Loan Documents when such amount becomes due and payable.

(b) If Borrower fails to comply with any covenant made by it in this Agreement or in any of the other Loan Documents (other than a failure which would be an Event of Default under another subsection of this Section 7.1) which default, if deemed curable by Lender, is not cured to Lender's satisfaction within thirty (30) days following written notice from Lender of any breaches of such covenants; and provided further, that if such breaches result in a lien that has priority over Lender's lien in collateral supporting the obligations arising out of this Agreement and the priority of Lender's lien is not fully insured over such prior lien by Lender's title policy, or if the Borrower has committed any fraud or conversion as to such collateral or misrepresentation as to the value or condition of such collateral, Lender need not provide the Borrower with any notice of or right to cure such breaches. If Borrower has commenced curing any matter under this Section 7.1(b) within said thirty (30) day period, but is unable to complete said cure despite its diligent efforts to do so within thirty (30) days, Borrower shall have additional time which is commercially reasonable, not to exceed sixty (60) additional days, to complete such cure, provided Borrower is diligently pursuing such cure to completion during such additional period.

(c) If at any time any representation or warranty made by Borrower herein or in any of the Loan Documents shall be false or misleading in any material respect.

(d) If any default or event of default by Borrower, Guarantor or EDJ shall exist under any of the Loan Documents other than this Agreement, and such default or event of default shall continue beyond any applicable grace or cure periods.

(e) Except as to the Leased Equipment, if Borrower or EDJ, other than as herein provided, executes any security agreement, chattel mortgage or other instrument creating a security interest in any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or in any articles of personal property placed in the Improvements, or files or permits the filing of a financing statement publishing notice of such security interest, or if any of such materials, fixtures or articles be not purchased so that the ownership thereof will vest unconditionally in Borrower or EDJ (as applicable) on delivery at the Property, or if Borrower does not produce to Lender upon demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower or EDJ claims title to such materials, fixtures and articles.

(f) If Borrower assigns this Agreement or any interest in the Loan, or if the Property or the Improvements be conveyed, assigned, mortgaged, pledged or encumbered in any way other than as herein provided without the prior written consent of Lender.

(g) The occurrence of any merger, reorganization, consolidation, or acquisition in Borrower without Lender's consent which has a material adverse effect on Borrower; or the occurrence of any dissolution, termination, or sale of all or substantially all of the assets of Borrower, EDJ or Guarantor.

(h) If (i) a lien or claim of lien for the performance of work or the supply of materials greater than $250,000 be filed against the Property and remains unsatisfied for a period of sixty (60) days after the date of filing thereof, provided that Borrower may cure this default by escrowing an amount equal to one hundred twenty five percent (125%) of the amount of such claim with Lender; or (ii) if any lien claimant (regardless of amount) initiates a foreclosure upon any lien with respect to the Property and such proceeding is not dismissed or bonded over to Lender's satisfaction within ten (10) days following the commencement thereof.

(i) If Borrower, EDJ or Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; if any proceeding shall be instituted by Borrower, EDJ or Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property; if any proceeding shall be instituted against Borrower, EDJ or Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property and any such proceeding is not dismissed within sixty (60) days; or if Borrower, EDJ or Guarantor shall take any action to authorize any of the actions set forth in this subsection.

(j) If any judgment or order, singly or in the aggregate, for the payment of money in excess of $250,000 shall be rendered against Borrower or otherwise in any way relating to the Property,

the Collateral, the County Bond Documents, and/or the EDJ Sublease, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect.

(k) If any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on Borrower, or Borrower shall so state in writing; or the Deed of Trust, after delivery thereof to Lender, shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first priority leasehold lien and security interest in any of the collateral purported to be covered thereby.

(l) If any provision of any Guaranty Agreement or any other Loan Document which Guarantor is a party after delivery thereof shall for any reason cease to be valid and binding on Guarantor, or Guarantor shall so state in writing.

(m) If any provision of any Loan Document which EDJ is a party after delivery thereof shall for any reason cease to be valid and binding on EDJ, or EDJ shall so state in writing.

(n) Any challenge, whether by claim, demand, litigation, or otherwise, shall be asserted against the validity of this Agreement, the operation of the Property or any of the transactions carried out pursuant to any of them, including, without limitation, a claim that Borrower, EDJ or Guarantor has no authority to enter into them, or that such transactions violate any federal, state or municipal constitution, charter, law, ordinance, regulation, resolution or rule, or any court order.

(o) If there shall occur any material adverse effect on (i) the ability of Borrower, EDJ or Guarantor to perform any of their material obligations under any of the Loan Documents, or (ii) the rights of or benefits available to Lender under any of the Loan Documents.

(p) If notice is given to Lender purporting to terminate the operation of the Deed of Trust as security for future advances and/or future obligations.

(q) If any breach or default occurs by any party under the EDJ Sublease, which breach or default is not cured within any applicable cure or grace period.

(r) If (i) the Improvements are materially damaged or destroyed by fire or other casualty or are materially affected by any condemnation proceeding, (ii) Lender has the right under Section 5.7 hereof to apply insurance proceeds or condemnation awards to the repayment of the Loan, (iii) Lender exercises such right, and (iv) the Loan is not repaid in full after such application.

(s) The making of any levy, seizure or attachment of or upon the Property, Improvements or any other Collateral which has a material adverse effect on the Collateral or the Loan, if such levy, seizure or attachment remains unbonded, undismissed or unstayed for a period of sixty (60) days.

7.2 Remedies. Upon the occurrence of any Event of Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Loan Documents, or other documents serving as security for Borrower's indebtedness, may pursue any one or more of the following remedies:

(a) To cancel this Agreement by written notice to Borrower, in which event Lender shall be fully released and relieved of all obligations and liabilities to Borrower.

(b) To institute appropriate proceedings to specifically enforce performance hereof.

(c) To appoint a receiver as a matter of strict right without regard to the solvency of Borrower for the purpose of preserving the property above described, preventing waste, and to protect all rights accruing to Lender by virtue of this Agreement, or under the Loan Documents. All expense incurred in connection with the appointment of said receiver, or in protecting, preserving, or improving the Property, shall be chargeable against Borrower and shall be enforced as a lien against the Property.

(d) To accelerate maturity of the Obligations, and demand payment of the principal sums due thereunder with interest, advances, and costs, and in default of said payment or any part thereof, to exercise the power of sale if given and available, and pursue its other rights and remedies under the Deed of Trust or other Loan Documents.

(e) To foreclose and to enforce collection of such payment by foreclosure under the Deed of Trust, and/or other appropriate action in any court of competent jurisdiction.

(f) Upon or after the occurrence and during the continuation of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any and all of the obligations of Borrower to Lender irrespective of whether or not Lender shall have made any demand under this Agreement or the other Loan Documents and although such obligations may be unmatured. The rights of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have. Notwithstanding the foregoing to the contrary, Lender acknowledges and agrees that neither Lender nor any of the Participant Banks has the right to set-off with respect to any of the Matching Deposit Accounts except as otherwise expressly provided in Section 8.1 of this Agreement.

The remedies and rights of Lender shall be cumulative and not exclusive of any other remedies of Lender under any other provision of this Agreement or under any other instrument or at law or in equity. Lender shall be privileged and have the absolute right to resort to any one or more, or all of said remedies, none to the exclusion of the others, concurrently or successively, in such order, as Lender may select.

ARTICLE VIII. MATCHING DEPOSIT ACCOUNTS.

8.1 Matching Deposit Accounts. In recognition of the fact that the Matching Deposit Accounts that EDJ may place with Lender and Participant Banks are restricted, segregated accounts as more particularly described in the form of letter attached hereto as Exhibit B-1, except as otherwise provided in this Section 8.1, Lender and each Participant Bank severally agree with Borrower and EDJ as follows with respect to itself and the Matching Account held by it, and Borrower and EDJ agree to the terms and conditions of the following:

(a) Except as hereinafter provided, the Matching Deposit Accounts shall be 100% guaranteed by the FDIC under the TAGP Program to the extent such program remains available to Lender and Participant Banks in substantially the same form as of the date of this Agreement, and subject to the requirements of Section 2.7 above. Notwithstanding the foregoing, Commerce Bank, N.A. has advised Borrower and EDJ that its Matching Deposit Account is not guaranteed under the TAGP Program after December 31, 2009, and Borrower and EDJ hereby consent to the

same. Lender and each Participant Bank other than Commerce Bank, N.A. shall give notice to Borrower in the event Lender is notified that such guarantee ceases to be in effect with respect to its Matching Deposit Accounts.

(b) As of the date hereof, the Participant Banks are Enterprise Bank & Trust and Commerce Bank, N.A. Lender and Commerce Bank, N.A. have an Investment Grade Rating as of the date hereof. Borrower and EDJ acknowledge that Enterprise Bank & Trust does not have an Investment Grade Rating, because it is not rated, but Borrower has consented to Enterprise Bank & Trust being a Participant Bank and the funding of the Matching Deposit Account with Enterprise Bank & Trust. Lender and each Participant Bank (other than Enterprise Bank & Trust) shall advise Borrower in the event it becomes aware that it no longer meets the Investment Grade Rating.

(c) After the date of the initial closing and funding of the Loan, any sale or transfer or participation interests which results in (i) any increase in the amount of Lender's or an existing Participant Bank's Principal Commitment, or (ii) a new Participant Bank under this Agreement, shall require the prior written consent of Borrower unless Lender or the Participant Bank which is increasing its Principal Commitment or such new Participant Bank has an Investment Grade Rating as of the date of such transfer.

(d) Lender and each Participant Bank agree to notify Borrower in the event of the occurrence of any Adverse Bank Action with respect to such Lender or Participant Bank.

(e) In the event a Matching Deposit Account Withdrawal Unavailability occurs with respect to Lender or a Participant Bank (for purposes of this Section 8.1(e), the "Applicable Bank"):

(i) EDJ may deliver to the Applicable Bank a Matching Deposit Account Conversion and Loan Payment Notice. Notwithstanding the provisions of Section 9.3 of this Agreement, EDJ may deliver such notice by facsimile, and such notice shall be valid when received by Lender or such Participant Bank provided such facsimile is sent to the following facsimile numbers: in the case of Lender, (314) 889-3377; in the case of Enterprise Bank & Trust, (314) 725-2957; or in the case of Commerce Bank, N.A., (314) 746-3650. Pursuant to the Matching Deposit Account Conversion and Loan Payment Notice, EDJ acknowledges and agrees (A) the restricted account agreement set forth in Exhibit B-1 shall be rescinded and of no further force and effect with respect to the Applicable Bank's Matching Deposit Account; (B) the funds in the Matching Account shall no longer be considered EDJ's customer funds; and (C) EDJ instructs the Applicable Bank to apply all funds in the Applicable Bank's Matching Deposit Account, if any, to the repayment of the Applicable Bank's Principal Commitment. EDJ acknowledges and agrees that such amounts may be withdrawn, set-off and applied notwithstanding that the Loan is with Borrower and not EDJ and the parties acknowledge and agree that there is mutuality between Borrower and EDJ for purposes of the Matching Deposit Account Conversion and Loan Payment Notice. EDJ shall execute and deliver to the Applicable Bank such additional documents and instruments as reasonably required to effectuate the foregoing.

(ii) Upon delivery and receipt of the Matching Deposit Account Conversion and Loan Payment Notice set forth in Section 8.1(e)(i) above, the Applicable Bank acknowledges and agrees that its Principal Commitment shall be reduced and discharged

by the amount of funds EDJ has on deposit in the Applicable Bank's Matching Deposit Account (or, to the extent such funds have been moved from such account as a result of an Adverse Bank Action, the amount EDJ had on deposit immediately prior to the occurrence of the Adverse Bank Action). In consideration of the reduction and discharge of the Principal Commitment of the Applicable Bank by such amount, EDJ assigns to the Applicable Bank without recourse except for EDJ's representations in the Matching Deposit Account Conversion and Loan Payment Notice, all of its right, title and interest in and to the Matching Deposit Account.

(iii) In the event the actions arising from the delivery of the Matching Deposit Account Conversion and Loan Payment notice pursuant to Section 8.1(e)(i) and/or Section 8.1(e)(ii) are reversed, voided, made ineffective or unwound by operation of law, so long as the Matching Deposit Account is reinstated by the Applicable Bank, (A) EDJ's ownership of and the provisions of the restricted account agreement set forth in Exhibit B-1 shall be reinstated with respect to the applicable Matching Deposit Account, and (B) the reduction and discharge of the Applicable Bank's Principal Commitment set forth in Section 8.1(e)(ii) shall be rescinded. It is the intention of the parties hereto that no amount of the Loan shall be reduced and discharged under Section 8.1(e)(ii) without EDJ's right, title and interest, if any, in a corresponding amount in the Matching Deposit Accounts being available for withdrawal by the Applicable Bank under Section 8.1(e)(i). EDJ acknowledges that it has requested the rights and remedies under this Section 8.1(e) as a precautionary measure in the event any Adverse Bank Action occurs, or any other adverse circumstances have occurred or are imminent with respect to the Applicable Bank which would result in the Applicable Bank being unable or potentially unable to allow withdrawals from the Matching Deposit Accounts.

(f) Except as expressly set forth in Section 8.1(e), Lender and each Participant Bank acknowledges and agrees that neither Lender nor any Participant Bank has the right to set-off with respect to any of the Matching Deposit Accounts.

ARTICLE IX. GENERAL TERMS AND CONDITIONS.

The following terms and conditions shall be applicable throughout the terms of this Agreement:

9.1 No Waiver. No advance of Loan proceeds hereunder shall constitute a waiver of any of the obligations set forth herein, nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinafter provided.

9.2 Form Satisfactory. All proceedings taken in connection with the transactions provided herein, all documents required or contemplated by this Agreement, the designation of the persons responsible for the preparation and execution thereof, and the form of policies of insurance and the issuers thereof shall be satisfactory to Lender.

9.3 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered (a) in person, by messenger or overnight courier, or (b) by registered or certified mail, return receipt requested and postage prepaid or at such other address as such party hereafter may designate as its address for communications hereunder by notice so given. Such notices and communications shall be deemed delivered upon receipt (or refusal to accept delivery).

If to the Borrower:	EDJ Leasing Co., L.P. 12555 Manchester Road St. Louis, Missouri 63131 Attention: Treasurer
With a copy to:	Greensfelder, Hemker & Gale, P.C. 10 S. Broadway, Suite 2000 St. Louis, Missouri 63102 Attention: Thomas L. Story
and	Edward D. Jones Co. 12555 Manchester Road St. Louis, MO 63131 Attention: General Counsel
If to the Lender:	Fifth Third Bank 8000 Maryland Avenue, Suite 1400 St. Louis, Missouri 63105 Attention: Mary Ann Lemonds
With a copy to:	Husch Blackwell Sanders LLP 190 Carondelet Plaza, Suite 600 St. Louis, Missouri 63105 Attention: Edward J. Lieberman

9.4 No Oral Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9.5 Additional Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in any Loan Document or in law or equity, all of which rights and remedies are specifically reserved by Lender. The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof nor shall use of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that all remedies herein provided for or otherwise available to Lender shall continue and be each and all available to Lender until all sums due it by reason of this Agreement have been paid to it in full and all obligations incurred by it in connection with the operation of the Improvements have been fully discharged without loss or damage to Lender.

9.6 Indemnification. Borrower agrees to indemnify, defend, and hold Lender harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby (other than that which may result from the gross negligence or willful misconduct of Lender or Adverse Bank Action), including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select counsel (provided that Lender shall give notice to and obtain advice from Borrower as to the selection of legal counsel for so long as an Event of Default has not occurred and is continuing) and, in addition to the

foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 9.6 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this Section 9.6 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

9.7 Attorneys' Fees. Borrower will pay all reasonable attorneys' fees and costs incurred by Lender in connection with the administration and enforcement of any of the Loan Documents. Without limiting the generality of the foregoing, if at any time hereafter Lender incurs attorneys' fees or costs with respect to any matter concerning Borrower, EDJ, Guarantor, this Agreement, the Property or the Loan Documents, except as a result of Lender's gross negligence or willful misconduct or Adverse Bank Action, or to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or to attempt to enforce or protect any security interest or lien or other right in any of the Collateral or under any of the Loan Documents, or to enforce any rights of Lender or the obligations of Borrower or any other person which may be obligated to Lender by virtue of any of the Loan Documents or any other agreement delivered to Lender in furtherance thereof, then all of Lender's expenses resulting therefrom (including, without limitation, reasonable attorneys' fees and expenses) relating thereto, shall constitute additional indebtedness owing by Borrower to Lender payable on demand and evidenced and secured by all of the Loan Documents.

9.8 No Partner. Lender is not a partner with Borrower or Guarantor. Lender shall not in any way be liable or responsible by reason of the provisions hereof, or otherwise, for the payment of any claims growing out of the operation of any Improvements.

9.9 The Deed of Trust as Security. The Deed of Trust shall constitute security for all monies advanced by Lender and all obligations incurred by Lender in excess of the Loan advanced or incurred by Lender pursuant to the authority of this Agreement; and all such monies advanced and obligations incurred shall constitute a lien upon the Property secured by the Deed of Trust, and recovery therefor may be had by Lender upon such Deed of Trust in addition to all other remedies herein granted to Lender.

9.10 Usury Savings. Notwithstanding any provision herein or in any other Loan Document, the total liability of Borrower for any payments of interest or in the nature of interest shall not exceed the limits imposed by the usury laws of the State of Missouri. In the event that such payment is paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender, in writing, that they elect to have such excess sum returned forthwith. Such return or credit shall not cure or waive any Event of Default under this Agreement, the Deed of Trust, or any other Loan Document.

9.11 Assignment by Lender. Lender may pledge or otherwise hypothecate or may assign in whole or in part, or issue participating interests, in and to this Agreement and any of its rights and security hereunder, the Note, the Deed of Trust, and all other Loan Documents, to any other person, firm or corporation provided that all of the provisions of this Agreement shall continue to apply to the Loan, the Note, the Deed of Trust, and the other Loan Documents. In the event of such assignment, it shall be deemed a compliance by Lender with this Agreement and to have been made in pursuance of this Agreement and not to be in modification hereof. In the case of any such transfer, whether by assignment, issuance of participations, pledge, or hypothecation, by Lender, Borrower will accord full recognition thereto and agrees that all rights and remedies of Lender in connection with the interest so transferred shall be enforceable against Borrower by such institution with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such transfer. The provisions of this

Section 9.11 are subject to Section 8.1 hereof.

9.12 Additional Documents. Borrower agrees upon demand to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Property or the Improvements) as may be reasonably required by Lender to secure the Note or confirm the lien of the Deed of Trust. All of said documents shall be in form and substance prepared by or acceptable to Lender. Lender agrees upon reasonable prior written request of Borrower, to execute such additional documents waiving and disclaiming any right, title and interest in the Leased Equipment, provided that Borrower shall reimburse Lender for its reasonable out of pocket fees and expenses (including reasonable attorneys' fees) incurred as a result thereof.

9.13 Binding Effect; Continuing Agreement. The terms, conditions, covenants, agreement, powers, privileges, notices and authorizations herein contained shall extend to, be binding upon and available to the heirs, executors, administrators, successors and, to the extent permitted hereunder, the assigns of each of the respective parties hereto. Notwithstanding the foregoing, Borrower shall not, without the prior written consent of Lender, assign or transfer voluntarily or by operation of law this Agreement. An assignment or transfer in violation of this provision shall be invalid and of no force or effect. The Borrower's obligations, covenants, representations and warranties hereunder shall continue beyond the final disbursement of the Loan made hereunder for so long as Borrower has any obligations outstanding the Lender, or Lender has any lien on any property of Borrower.

9.14 Governing Law. This Agreement and each transaction consummated hereunder shall be deemed to be made under the laws of the State of Missouri and shall be construed in accordance with and governed by the laws of such State.

9.15 Headings. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe, or limit, modify or expound upon the subject matter of such paragraphs.

9.16 Inspection. Subject to reasonable advance written notice and Borrower's security and confidentiality rules and procedures under FDIC and SEC regulations, Lender, or any person designated by Lender, shall have the right, from time to time hereafter, to call at Borrower's place or places of business (or any other place where the collateral or any information relating thereto is kept or located) during reasonable business hours, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from Borrower's books, records, journals, orders, receipts, correspondence and other data relating to the Collateral, the Loan, and/or any transactions between the parties hereto and whether such items or data are maintained in accordance with Borrower's standard operating procedures or pursuant to this Agreement, (ii) to verify such matters concerning the collateral as Lender may consider reasonable under the circumstances, (iii) to discuss the affairs, finances and business of Borrower with any officers or directors of Borrower, and (iv) to inspect the real property of Borrower, and any books, records, journals, orders, receipts, correspondence, notices, permits or licenses, with regard to compliance with Environmental Laws. Borrower will deliver to Lender, within ten (10) days of request therefor, any instruments necessary to obtain records from any person maintaining the same. Borrower shall pay on demand or within ten (10) days thereafter all third party expenses reasonably incurred by Lender in acquiring information pursuant to this Section.

9.17 Lender's Discretion. Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all time, be free independently to establish to its satisfaction and in its discretion such existence or non-existence.

Whenever Lender's judgment, consent or approval is required hereunder for any matter, or Lender shall have an option or election hereunder, such judgment, the decision as to whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Lender.

9.18 Consent to Forum. As part of the consideration for new value this day received, Borrower and Lender hereby consent to the jurisdiction of any state court located within St. Louis County, Missouri, or the United States District Court, Eastern District of Missouri. Borrower waives any objection to jurisdiction and venue of any action instituted against Borrower as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. Borrower further agrees not to assert against Lender (except by way of a defense or counterclaim in a proceeding initiated by Lender) any claim or other assertion of liability with respect to this Agreement, the Note, any of the Loan Documents, Lender's conduct in respect of any of the foregoing or otherwise in any jurisdiction other than the foregoing jurisdictions. Nothing in this section shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower in the courts of any other jurisdictions but only if Lender is unable to obtain personal jurisdiction over Borrower in St. Louis County, Missouri or the United States District Court, Eastern District of Missouri.

9.19 Waiver of Jury Trial. **TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION TO LENDER, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, ANY OF THE LOAN DOCUMENTS OR LENDER'S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THE INCLUSION OF THIS JURY TRIAL WAIVER.**

9.20 Statement Required By Mo. Rev. Stat. Section 432.047. **Oral agreements or commitments to loan money, extend credit or to forebear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditors) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.**

9.21 Counterparts. This Agreement may be executed in counterparts, any one of which shall be deemed an original, and all of which taken together shall be treated as one document.

9.22 Duration of Agreement. Borrower's agreements hereunder, including, without limitation, Borrower's agreements relating to maintenance of insurance, shall remain in effect after the Loan is fully disbursed so long as any amounts under the Note are outstanding or the Deed of Trust remains a lien on the Property.

9.23 Patriot Act. As required by the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the "Act"), the Lender hereby notifies the Borrower that pursuant to the requirements of the Act, and the Lender's policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrower, which information includes the name and address of the Borrower and such other information that will allow the Lender to identify the Borrower in accordance with the Act.

[Remainder of this Page Intentionally Blank.]

[signatures on following page]

SIGNATURE PAGE TO
LOAN AGREEMENT
BETWEEN FIFTH THIRD BANK
AND EDJ LEASING CO., L.P.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

"Borrower"

EDJ LEASING CO., L.P.,
a Missouri limited partnership

By: ______________________________
Kevin D. Bastien, Treasurer of LHC, Inc.,
Sole General Partner of EDJ Leasing Co., L.P.

SIGNATURE PAGE TO
LOAN AGREEMENT
BETWEEN FIFTH THIRD BANK
AND EDJ LEASING CO., L.P.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

"Lender"

FIFTH THIRD BANK,
an Ohio banking corporation

By: [signature]
Name: Mary Ann Lemonds
Title: Vice President

SIGNATURE PAGE TO
LOAN AGREEMENT
BETWEEN FIFTH THIRD BANK
AND EDJ LEASING CO., L.P.

The undersigned Participant Bank hereby executes this Loan Agreement for the purpose of agreeing to the provisions set forth in Section 8.1 hereof.

"Participant Bank"

ENTERPRISE BANK & TRUST

By: [signature]
Name: James B. Lally
Title: President

**SIGNATURE PAGE TO
LOAN AGREEMENT
BETWEEN FIFTH THIRD BANK
AND EDJ LEASING CO., L.P.**

The undersigned Participant Bank hereby executes this Loan Agreement for the purpose of agreeing to the provisions set forth in Section 8.1 hereof.

"Participant Bank"

COMMERCE BANK, N.A.

By: [signature] 12/23
Name: STEVE O'NEAL
Title: SVP

SIGNATURE PAGE TO
LOAN AGREEMENT
BETWEEN FIFTH THIRD BANK
AND EDJ LEASING CO., L.P.

The undersigned hereby executes this Loan Agreement for the purpose of agreeing to the provisions set forth in Section 8.1 hereof.

"EDJ"

EDWARD D. JONES & CO., L.P.,
a Missouri limited partnership

By: ______________________
Kevin D. Bastien, Treasurer of EDJ Holding Company, Inc., Sole General Partner of Edward D. Jones & Co., L.P.

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Parcel 1:

Lot B of Amended Plat of Edward Jones Maryland Heights Campus One, a Subdivision according to the plat thereof recorded in Plat Book 357 page 431 of the St. Louis County Records.

Parcel 2:

The appurtenant non-exclusive easement for access, ingress and egress over a temporary roadway established by instrument recorded in Book 18692 page 1738 of the St. Louis County Records.

<u>EXHIBIT B-1</u>

<u>FORM OF SEGREGATION LETTER AGREEMENT</u>

_____________ __, 2009

Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis MO 63005
Attn: _______________

Re: **Edward D. Jones & Co., L.P.,** Special Reserve Account for the Exclusive Benefit of Customers; Account No. __________________

Dear ____________________:

________________ ("Bank") hereby confirms that **Edward D. Jones & Co., L.P.** ("Edward Jones") has informed Bank that all cash deposited in the **Edward D. Jones & Co., L.P.** Special Reserve Account for the Exclusive Benefit of Customers; Account No. ______________________ (the "DDA Account") is subject to the provisions of Rule 15c3-3 promulgated under the Securities Exchange Act of 1934 (the "Rule"), is being kept separate from other accounts maintained by Bank for Edward Jones, and is being held by Bank for the exclusive benefit of Edward Jones' customers. Bank shall presume that any and all withdrawals from the DDA Account are in conformity and compliance with the provisions of the Rule. Other than the specific agreements made by the Bank in this letter, Bank shall have no obligation related to the Rule or any obligation to determine compliance with the Rule.

Bank agrees to segregate the Account on Bank's books and records. Additionally, Bank agrees that the cash in the Account shall at no time be used directly or indirectly as security for a loan to Edward Jones by Bank and shall be subject to no right, charge, security interest, lien or claim of any kind in Bank's favor or in favor of any person claiming through Bank. It is understood that amounts represented by check, drafts and other items shall not be considered to be a part of the Account until finally collected. Accordingly, Edward Jones may be responsible for the proceeds of checks, drafts and other items credited to the Account and subsequently dishonored or otherwise returned to Bank for any reason. Bank further agrees that any service charges owing on the Account will be billed separately and not charged to the Account.

The DDA Account is subject to the terms and conditions set forth in the Bank's ________________________________ (as amended from time to time, the "Deposit Agreement") subject, however, to the terms and conditions set forth herein. In the event of any conflict between the terms and conditions of the Deposit Agreement and those set forth in this letter, the terms of this letter shall control, but only to the extent necessary to resolve such conflict. Except as specifically modified herein, the Deposit Agreement shall remain in full force and effect.

Edward Jones represents and warrants to Bank (i) that Edward Jones has all requisite power and authority to enter into this letter agreement and to use the balances in the Account in the manner and for the purposes and with the benefits contemplated by this letter agreement, (ii) if Edward Jones retains all or a

portion of the interest earned on balances in the Account, that Edward Jones is entitled to retain such interest, and (iii) if the customers on whose behalf the Account is established are entitled to all or a portion of the interest earned on balances in the Account, that Edward Jones will pay such interest to them.

This letter agreement may not be amended or modified except by a writing signed by Edward Jones and Bank. Please confirm Edward Jones' acceptance of and agreement to the foregoing terms by signing the enclosed copy of this letter, as indicated below, and returning the same to Bank, whereupon the foregoing shall become effective as of ___________. This letter agreement shall be governed by and interpreted for all purposes by the laws of the State of Missouri, without giving effect to any conflict of laws principles that would require the application of the laws of a different jurisdiction.

Sincerely yours,

____________ ("Bank")

By: ____________________
Name: ____________________
Title: ____________________

AGREED TO AND ACCEPTED:

Edward D. Jones & Co., L.P.

By: ____________________
Name: ____________________
Title: ____________________

EXHIBIT B-2

FORM OF MATCHING DEPOSIT ACCOUNT CONVERSION AND LOAN PAYMENT NOTICE

NOTICE TO RECIPIENT - THIS LETTER REQUIRES YOUR IMMEDIATE ATTENTION.

____________ __, 2009

____
____
Attn: ________________

Re: Matching Deposit Account Conversion and Loan Payment Notice – **Edward D. Jones & Co., L.P.** Special Reserve Account for the Exclusive Benefit of Customers; Account No. ____________________ (the "Account").

Dear __________________:

Pursuant to Section 8.1 of the Loan Agreement dated December 22, 2009 between EDJ Leasing Co., L.P. and Fifth Third Bank ("Loan Agreement"), you are hereby authorized to re-title the account solely in the name of "Edward D. Jones & Co., L.P." and the Account shall no longer be deemed a special reserve account for the exclusive benefit of the customers of Edward D. Jones & Co., L.P. under Rule 15c3-3 promulgated under the Securities Exchange Act of 1934. The undersigned hereby confirms that upon conversion of the Account, none of its customers or any other parties other than Edward D. Jones & Co., L.P. has any right, title or interest in the account.

We hereby authorize and instruct you to withdraw all amounts from the Account and apply such amounts as a payment toward your Principal Commitment (as such term is defined in the Loan Agreement).

Sincerely,

EDWARD D. JONES & CO., L.P.

By: ______________________

<u>EXHIBIT C</u>

Permitted Liens

1. All assessments and taxes for the year 2009 and subsequent years for the County of St. Louis and the City of Maryland Heights, now due and payable but not yet delinquent.

2. Assessments by the Metropolitan St. Louis Sewer District, none now due and payable.

3. Easements established by the plat recorded in Plat Book 111 page 58.

4. Terms and provisions of the Maintenance Agreement with the Metropolitan St. Louis Sewer District recorded in Book 17672 page 3677.

5. Rights in favor of public utilities and facilities within the former right-of-way of American Industrial Drive, installed prior to the vacation thereof, by City of Maryland Heights Ordinance Nos. 2007-2923, 2007-2966, and 2007-3024, certified copies of which are recorded in Book 17823 page 4445.

6. Terms and provisions of the Edward Jones Maryland Heights Development Plan recorded in Plat Book 356 page 46.

7. Easements to Missouri-American Water Company recorded in Book 17881 page 5097.

8. Easements to Union Electric Company, d/b/a AmerenUE, established by the plat recorded in Plat Book 356 page 364.

9. Easements to Laclede Gas Company recorded in Book 17922 page 2682.

10. Terms and provisions of the Temporary Roadway Easement recorded in Book 18692 page 1736.

11. The County Deed of Trust.

12. Encroachment of Parking Garage into 7.5 feet water easement recorded in Book 111 page 58 as shown on survey performed by Sterling Co., Order No. 9-10-282.

<u>EXHIBIT D</u>

Leased Equipment

(SEE ATTACHED)

PROJECT EQUIPMENT - PHASE 1

SERIES 2008C-1 BONDS

As of December 4, 2009

Invoice #	Building	Item Description	Manufacturer	Date Placed in Service	Cost
CURRENT SUBMISSION					
0000160838	150/170 Edward Jones Boulevard	B2 170 EJB BUILDING SIGNAGE	290 SIGN SYSTEMS	2009-03-13	3,673.70
0000160839	150/170 Edward Jones Boulevard	P2-150 EJB GARAGE SIGNAGE	290 SIGN SYSTEMS	2009-03-13	6,723.14
0000161153	150/170 Edward Jones Boulevard	P2 150 EJB GARAGE SIGNAGE	290 SIGN SYSTEMS	2009-03-25	29,091.00
P6392C	150/170 Edward Jones Boulevard	150 EJB PARKING GARAGE SIGNAGE	A-1 SIGN CO	2009-04-29	500.00
8162E	150/170 Edward Jones Boulevard	B2 LABOR AND MATERIAL TO COMPL	ADCRAFT INC	2009-01-21	639.00
8162D	150/170 Edward Jones Boulevard	B2 AWARDS DISPLAY	ADCRAFT INC	2008-12-16	12,406.29
8162C	150/170 Edward Jones Boulevard	B2 118 CONF ROOM ARTWORK	ADCRAFT INC	2008-12-16	64,036.24
3842207391	150/170 Edward Jones Boulevard	B2 CAFETERIA FOODSERVICE EQUIP	ARAMARK SERVICES INC	2008-11-19	29,547.78
72036	150/170 Edward Jones Boulevard	10 B2 COPELAND LIGHTS	CI SELECT	2009-02-12	2,628.08
72267	150/170 Edward Jones Boulevard	16 170 EJB PROPELLER TABLE	CI SELECT	2009-03-06	11,418.00
135843	150/170 Edward Jones Boulevard	B2 2 COPYCAM FOR WARROOM	COLOR-ART OFFICE INTERIORS INC	2009-01-22	5,064.00
INV002958	150/170 Edward Jones Boulevard	B2 2 SA LIFE CEILING MOUNTED	CONFERENCE TECHNOLOGIES INC	2008-12-01	5,180.00
155764A	150/170 Edward Jones Boulevard	B2 USABILITY LAB VIDEO EQUIPME	CYTEK MEDIA SYSTEMS INC	2009-06-08	275.00
153754	150/170 Edward Jones Boulevard	B2 BIAMP MIXER	CYTEK MEDIA SYSTEMS INC	2008-12-05	742.00
155134	150/170 Edward Jones Boulevard	BS USABLITILTY LAB VIDEO MONIT	CYTEK MEDIA SYSTEMS INC	2009-04-07	900.00
154847	150/170 Edward Jones Boulevard	B2-IS USABILITY EQUIPMENT	CYTEK MEDIA SYSTEMS INC	2009-03-18	1,043.20
154937	150/170 Edward Jones Boulevard	2 B2 IS USABILITY EQUIPMENT	CYTEK MEDIA SYSTEMS INC	2009-03-23	1,043.20
153976	150/170 Edward Jones Boulevard	10 B2 CEILING SPEAKER	CYTEK MEDIA SYSTEMS INC	2008-12-18	1,180.00
153705	150/170 Edward Jones Boulevard	B2 - ADDITIONAL MONITOR	CYTEK MEDIA SYSTEMS INC	2008-11-26	1,390.00
153839	150/170 Edward Jones Boulevard	B2 AV EQUIPMENT	CYTEK MEDIA SYSTEMS INC	2009-01-26	2,610.00
152704	150/170 Edward Jones Boulevard	B2 SONY DISK RECORDER	CYTEK MEDIA SYSTEMS INC	2008-09-08	5,987.00
154613	150/170 Edward Jones Boulevard	(6) SONY MONITORS	CYTEK MEDIA SYSTEMS INC	2009-02-24	7,800.00

152777	150/170 Edward Jones Boulevard	B2 (2) SONY DISK RECORDER	CYTEK MEDIA SYSTEMS INC	2008-09-18	11,974.00
153490	150/170 Edward Jones Boulevard	B2 IS/VIDEO USEABLILITY EQUIPM	CYTEK MEDIA SYSTEMS INC	2009-01-26	42,868.00
152967	150/170 Edward Jones Boulevard	B2 AV EQUIPMENT	CYTEK MEDIA SYSTEMS INC	2009-01-26	88,126.00
36780	150/170 Edward Jones Boulevard	B2 IS/VIDEO EQUIPMENT UPGRADE	MIDWEST MEDIA GROUP INC	2009-01-13	5,642.50
IE193111	150/170 Edward Jones Boulevard	IP PHONE	NACR INC	2009-01-07	306.25
48681	150/170 Edward Jones Boulevard	B2 ADDITIONAL DEM WALL 14	PROFESSIONAL OFFICE ENVIRONMENT INC	2009-01-16	3,338.21
48723	150/170 Edward Jones Boulevard	B2-ARMLESS TASK CHAIRS/SIDE CH	PROFESSIONAL OFFICE ENVIRONMENT INC	2009-01-21	14,102.48
2804	150/170 Edward Jones Boulevard	170 EJB CAFE SERVERY SIGNAGE	SUMMIT SIGN & GRAPHICS LLC	2009-03-30	572.91
22548	150/170 Edward Jones Boulevard	B2-PLANTERS/PLANTS AND LABOR	TROPICAL DECOR INC	2008-12-29	16,111.00
TOTAL CURRENT SUBMISSION					376,918.98

PROJECT EQUIPMENT - PHASE 1

SERIES 2008C BONDS

Final 2008 Listing

Invoice #	Building	Item Description	Manufacturer	Date Placed in Service	Cost
20780584	150/170 Edward Jones Boulevard	PORTEGE M400 TABLETPCS	TOSHIBA AMERICA INFORMATION SYSTEMS	2008-01-04	2,806.34
670356946	150/170 Edward Jones Boulevard	B2 DUAL HINGE PERFORATED DOOR	ANIXTER INC	2008-11-01	700.00
670357383	150/170 Edward Jones Boulevard	B2 - (20) REMOVEABLE SOLID SIDE PANELS	ANIXTER INC	2008-11-01	3,930.00
670357382	150/170 Edward Jones Boulevard	B2 -(12) CABINETS	ANIXTER INC	2008-05-30	29,040.00
PROFORMA	150/170 Edward Jones Boulevard	50% PAYMENT	CANTERBURY DESIGNS INC	2008-05-30	967.00
PROPOSAL071508	150/170 Edward Jones Boulevard	B2 SYSTEMS FURNITURE	CI SELECT	2008-07-14	1,135,519.00
670360725	150/170 Edward Jones Boulevard	B2 CABLE MGMT PART-CABINETS	ANIXTER INC	2008-07-30	3,608.00
B23758	150/170 Edward Jones Boulevard	FIRE EXT SIGNAGE	FASTSIGNS	2008-08-01	3,150.00
670361337	150/170 Edward Jones Boulevard	WO#2006931281 BS 76 NET ACCESS	ANIXTER INC	2008-08-04	183,920.00
47072	150/170 Edward Jones Boulevard	B2 / 6 UTILITY CARTS	PROFESSIONAL OFFICE ENVIRONMENT INC	2008-08-12	2,680.86
44265	150/170 Edward Jones Boulevard	(7) SCOTSMAN ICE MACH	BI-STATE REFRIGERATION	2008-09-15	21,420.00
1035687	150/170 Edward Jones Boulevard	B2 FA WORKSTATION FURNITURE	OFS SALES CORP	2008-09-17	3,364.57
70433	150/170 Edward Jones Boulevard	B2 HONZON CREAENZA	CI SELECT	2008-09-23	447,325.00
3777042	150/170 Edward Jones Boulevard	B2 (6) FIRST AID CABINETS	GREEN GUARD FIRST AID & SAFETY	2008-11-01	900.00
1576679	150/170 Edward Jones Boulevard	EVAC CHAIRS	GARAVENTA CANADA LTD	2008-09-30	8,800.00
70542	150/170 Edward Jones Boulevard	B2 3RD FL HOTELINGWORK STATION	CI SELECT	2008-10-06	526,821.17
70541	150/170 Edward Jones Boulevard	B2 FILE CABINETS AND BOOKSHELV	CI SELECT	2008-10-06	55,147.50
12870	150/170 Edward Jones Boulevard	B2 FURNITURE	INTERIOR INVESTMENTS LLC	2008-10-07	160,787.45
70673	150/170 Edward Jones Boulevard	B2 4TH FL HOLELING WORKSTATION	CI SELECT	2008-10-08	535,410.71
70674	150/170 Edward Jones Boulevard	B2 ACESSIORIES AND INVENTORY	CI SELECT	2008-10-08	131,989.62
12893	150/170 Edward Jones Boulevard	B2 FURNITURE-EGAN WAR ROOM	INTERIOR INVESTMENTS LLC	2008-10-09	4,933.83
47803	150/170 Edward Jones Boulevard	B2 MAYLINE FURNITURE	PROFESSIONAL OFFICE ENVIRONMENT INC	2008-10-14	81,470.22
70770	150/170 Edward Jones Boulevard	B2 WISHBONE	CI SELECT	2008-10-15	84,182.80

70769	150/170 Edward Jones Boulevard	B2 BLDG CLOCKS	CI SELECT	2008-10-15	25,373.51
133060	150/170 Edward Jones Boulevard	B2 FURNITURE WO 2006931281	COLOR-ART INTEGRATED INTERIORS INC	2008-10-15	48,674.53
70811	150/170 Edward Jones Boulevard	B2 BLDG FURNITURE	CI SELECT	2008-10-23	230,373.08
32773	150/170 Edward Jones Boulevard	B2 (2) MAIL CARTS	HOWARD FORMED STEEL PRODUCTS	2008-10-30	1,152.00
47957	150/170 Edward Jones Boulevard	1479 CHAIRS	PROFESSIONAL OFFICE ENVIRONMENT INC	2008-10-31	239,362.08
71111	150/170 Edward Jones Boulevard	B2 COAT HOOKS AND HANGERS	CI SELECT	2008-11-13	22,608.79
71110	150/170 Edward Jones Boulevard	20 B2 BUILDING FURNITURE CHAIR	CI SELECT	2008-11-13	17,196.92
48161	150/170 Edward Jones Boulevard	B2 SYSTEMS FURNITURE	PROFESSIONAL OFFICE ENVIRONMENT INC	2008-11-17	98,053.56
48288	150/170 Edward Jones Boulevard	B2 STACKER CHAIRS	PROFESSIONAL OFFICE ENVIRONMENT INC	2008-11-25	14,020.86
3842207370	150/170 Edward Jones Boulevard	B2 CAFETERIA FOODSERVICE EQUIP	ARAMARK SERVICES INC	2008-11-12	35,990.56
0000155275	150/170 Edward Jones Boulevard	B2 - SIGNAGE	290 SIGN SYSTEMS	2008-09-26	31,530.40
1080446	150/170 Edward Jones Boulevard	B2-(1) AED	CARDIAC SCIENCE	2008-10-01	1,765.00
153135	150/170 Edward Jones Boulevard	B2 6TH FL (15) LCD TV'S	CYTEK MEDIA SYSTEMS INC	2008-10-28	21,000.00
3842207420	150/170 Edward Jones Boulevard	B2 CASH REGISTER SYSTEM	ARAMARK SERVICES INC	2008-12-03	9,120.00
70948	150/170 Edward Jones Boulevard	B2 SYSTEMS FURNITURE	CI SELECT	2008-11-03	479,415.30
70953	150/170 Edward Jones Boulevard	B2 SYSTEMS FURNITURE	CI SELECT	2008-11-05	82,190.17
70949	150/170 Edward Jones Boulevard	B2 SYSTEMS FURNITURE	CI SELECT	2008-11-03	400,683.26
70952	150/170 Edward Jones Boulevard	B2 SYSTEMS FURNITURE	CI SELECT	2008-11-05	29,987.80
0000155787	150/170 Edward Jones Boulevard	B2-SIGNAGE	290 SIGN SYSTEMS	2008-10-09	1,484.00
11122008	150/170 Edward Jones Boulevard	B2-9 RERIGERATORS, 1 WSHR/DRYR	LEMCKE VIDEO AND APPLIANCE INC	2008-11-12	4,597.00
1581983	150/170 Edward Jones Boulevard	B2 CONNECTOR LH TRANSCEIVER	WORLD WIDE TECHNOLOGY INC	2008-05-14	140,414.40
1585649	150/170 Edward Jones Boulevard	B2 NETWORK EQUIPMENT SUPPORT	WORLD WIDE TECHNOLOGY INC	2008-05-19	129,847.54
230405	150/170 Edward Jones Boulevard	B2 FASTLRON EDGE	FOUNDRY NETWORKS INC	2008-05-22	277,004.75
1601516	150/170 Edward Jones Boulevard	8 CISCO EXPANSION MODULE	WORLD WIDE TECHNOLOGY INC	2008-06-04	15,660.40
I0021536	150/170 Edward Jones Boulevard	CYCLADES ALTERPATH ACS32 SAC	FISHNET SECURITY	2008-06-26	2,466.90
37903	150/170 Edward Jones Boulevard	SWITCH	FOUNDRY NETWORKS INC	2008-08-01	30,168.95
1656044	150/170 Edward Jones Boulevard	TELEPHONY VOICE ACCESS SWITCH	WORLD WIDE TECHNOLOGY INC	2008-08-05	9,594.00
INV1616301	150/170 Edward Jones Boulevard	NC B2 VIDEO CONF	SKC COMMUNICATION PRODUCTS INC	2008-09-19	63,077.44
1695885	150/170 Edward Jones Boulevard	WIRELESS SWITCH	WORLD WIDE TECHNOLOGY INC	2008-09-20	35,734.20
1699844	150/170 Edward Jones Boulevard	KVM CLONE EQUIPMENT FOR CLONE	WORLD WIDE TECHNOLOGY INC	2008-09-24	3,814.80
1700760	150/170 Edward Jones Boulevard	WIRELESS CONTROLLER	WORLD WIDE TECHNOLOGY INC	2008-09-25	7,622.72
INV1618151	150/170 Edward Jones Boulevard	PROJECTOR, VIDEO CONF, VCR	SKC COMMUNICATION PRODUCTS INC	2008-09-26	172,940.56
INV1620486	150/170 Edward Jones Boulevard	880T VIDEO CONFERENCE UNIT	SKC COMMUNICATION PRODUCTS INC	2008-10-06	7,914.15
IE78728	150/170 Edward Jones Boulevard	4690 PHONE	NACR INC	2008-10-27	11,682.30

IE78724	150/170 Edward Jones Boulevard	IP PHONE 9620	NACR INC	2008-10-27	8,307.94
INV1616301A	150/170 Edward Jones Boulevard	NC B2 VIDEO CONFERENCE	SKC COMMUNICATION PRODUCTS INC	2008-09-19	4,449.16
20817188	150/170 Edward Jones Boulevard	PORTEGE M400 TABLETPCS	TOSHIBA AMERICA INFORMATION SYSTEMS	2008-02-13	1,315.00
I021520958	150/170 Edward Jones Boulevard	DC5700 DESKTOPS	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-02-15	7,910.00
I052101994	150/170 Edward Jones Boulevard	HP 2 FLAT PANEL SPEAKERS	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-05-21	687.00
20951306	150/170 Edward Jones Boulevard	PORTEGE M400 TABLETPCS	TOSHIBA AMERICA INFORMATION SYSTEMS	2008-07-21	5,260.00
I092100779	150/170 Edward Jones Boulevard	LUCENT MODEL 6424D+ CAMPUS PHONE	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-09-19	147.99
I100402198	150/170 Edward Jones Boulevard	17 IN LCD MONITOR	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-10-04	28,396.00
I102300627	150/170 Edward Jones Boulevard	17 IN LCD MONITOR	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-10-22	229.00
I111900686	150/170 Edward Jones Boulevard	17 IN LCD MONITOR	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-11-18	10,305.00
2500501114	150/170 Edward Jones Boulevard	6710B NOTEBOOKS	HEWLETT-PACKARD	2007-12-13	7,360.80
IC007047	150/170 Edward Jones Boulevard	9630G PHONE	NACR INC	2008-07-29	1,224.96
IE175098	150/170 Edward Jones Boulevard	9630G PHONE	NACR INC	2008-08-29	135,975.00
IE174473	150/170 Edward Jones Boulevard	AVAYA G650	NACR INC	2008-08-28	67,055.52
4320	150/170 Edward Jones Boulevard	MEDIAGATE ROUTER 3550	HELIUS INC	2008-06-17	1,990.00
4606	150/170 Edward Jones Boulevard	MEDIAGATE ROUTER 3550/DUAL COR	HELIUS INC	2008-12-02	3,980.00
49403	150/170 Edward Jones Boulevard	MVX 1F SD CHECK SCANNER	PANINI	2008-05-21	349.00
43873006	150/170 Edward Jones Boulevard	CP3505X PRINTERS	HEWLETT-PACKARD	2008-03-05	751.00
44028584	150/170 Edward Jones Boulevard	CP3505X PRINTERS	HEWLETT-PACKARD	2008-04-03	751.00
2500544932	150/170 Edward Jones Boulevard	CP3505X PRINTERS	HEWLETT-PACKARD	2008-04-08	1,502.00
89408562	150/170 Edward Jones Boulevard	CP3505X PRINTERS	HEWLETT-PACKARD	2008-04-29	250.00
89408564	150/170 Edward Jones Boulevard	CP3505X PRINTERS	HEWLETT-PACKARD	2008-04-29	250.00
2500581310	150/170 Edward Jones Boulevard	CP3505X PRINTERS	HEWLETT-PACKARD	2008-06-20	751.00
I090513559	150/170 Edward Jones Boulevard	CP3505X PRINTERS	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-09-05	748.00
I100307110	150/170 Edward Jones Boulevard	CP3505X PRINTERS	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-10-03	748.00
I101301451	150/170 Edward Jones Boulevard	CP3505X PRINTERS	POMEROY IT SOLUTIONS SALES COMPANY INC	2008-10-13	748.00
20810175	150/170 Edward Jones Boulevard	PORTEGE M400 TABLETPCS	TOSHIBA AMERICA INFORMATION SYSTEMS	2008-02-04	13,050.00
Total Requisition					**6,435,887.37**